Exhibit 99.1

Progress Completes Acquisition of MarkLogic

Acquisition expands Progress’ industry-leading product portfolio and continues to deliver on Total Growth Strategy

BURLINGTON, Mass., Feb. 7, 2023--Progress (NASDAQ: PRGS), the trusted provider of application development and infrastructure software, today announced the completion of the acquisition of MarkLogic, a leader in complex data and semantic metadata management and a Vector Capital portfolio company. It is also another major milestone in Progress’ Total Growth Strategy.

“Our Total Growth Strategy consists of three pillars—Invest and Innovate, Acquire and Integrate and Drive Customer Success. The MarkLogic acquisition aligns with this approach by adding industry-leading products to our already-strong portfolio, new and meaningful customer relationships to our large customer base and significant revenue to our top line,” said Yogesh Gupta, CEO, Progress. “Expanding our ability to serve our customers propels their business success. This is an exciting opportunity, and we are thrilled to move forward together.”

MarkLogic extends Progress’ capabilities beyond structured data with a powerful NoSQL database, informed search and semantic AI. It enables users to connect, create and consume complex, contextual data and addresses a variety of high-value use cases such as complex customer data challenges, large data volumes, multiple data sources and types—yet manages it all natively from a single unified platform.

“MarkLogic presents a unique opportunity for Progress customers. By expanding our data capabilities, our customers gain more agility as to how and where they can leverage their data,” said John Ainsworth, Executive Vice President, General Manager, Application and Data Platform, Progress. “At the same time, MarkLogic customers gain access to a global leader with a proven track record in the software infrastructure space."

As previously announced, Progress acquired MarkLogic for a purchase price of $355 million. The transaction is expected to be accretive to both non-GAAP earnings per share and cash flow, beginning in Q2 2023.

About Progress
Dedicated to propelling business forward in a technology-driven world, Progress (Nasdaq: PRGS) helps businesses drive faster cycles of innovation, fuel momentum and accelerate their path to success. As the trusted provider of the best products to develop, deploy and manage high-impact applications, Progress enables customers to develop the applications and experiences they need, deploy where and how they want and manage it all safely and securely. Hundreds of thousands of enterprises, including 1,700 software companies and 3.5 million developers, depend on Progress to achieve their goals—with confidence. Learn more at www.progress.com and follow us on LinkedIn, YouTube, Twitter, Facebook and Instagram.

Note Regarding Forward-Looking Statements
This press release contains statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Progress has identified some of these forward-looking statements with words like “believe,” “may,” “could,” “would,” “might,” “should,” “expect,” “intend,” “plan,” “target,” “anticipate” and “continue,” the negative of these words, other terms of similar meaning or the use of future dates.

Risks, uncertainties and other important factors that could cause actual results to differ from those expressed or implied in the forward looking statements include: uncertainties as to the effects of disruption from the acquisition of MarkLogic making it more difficult to maintain relationships with employees, licensees, other business partners or governmental entities; other business effects, including the effects of industry, economic or political conditions outside of Progress’ or MarkLogic’s control; transaction costs; actual or contingent liabilities; uncertainties as to whether anticipated synergies will be realized; and uncertainties as to whether MarkLogic’s business will be successfully integrated with Progress' business. For further information regarding risks and uncertainties associated with Progress' business, please refer to Progress' filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended November 30, 2022. Progress undertakes no obligation to update any forward-looking statements, which speak only as of the date of this press release.

Press Inquiries:	Investor Relations:
Erica McShane	Mike Micciche
VP, Corporate Communications	VP, Investor Relations
+1 781 280 4000	+1 781 280 4000
pr@progress.com	Investor-relations@progress.com
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